EXHIBIT 21


                        MEDTRONIC, INC. AND SUBSIDIARIES

                                                      JURISDICTION OR
                                                      ---------------
NAME OF COMPANY                                       INCORPORATION
---------------                                       -------------
ABS Synectics Sarl                                    France
Arterial Vascular Engineering Australia               Australia
Arterial Vascular Engineering B.V.                    Netherlands
Arterial Vascular Engineering Canada, Inc.            Canada
Arterial Vascular Engineering GmbH                    Germany
Arterial Vascular Engineering Netherlands
 Holding B.V.                                         Netherlands
Arterial Vascular Engineering PTE. LTD.               Singapore
Arterial Vascular Engineering SARL                    France
Arterial Vascular Engineering (Schweiz) AG            Switzerland
Arterial Vascular Engineering UK Limited              United Kingdom
AVE B.V./B.A.                                         Belgium
AVE Cayman Islands, Ltd.                              Cayman Islands
AVE Connaught                                         Ireland
AVE Galway Ltd.                                       Ireland
AVE Ireland Ltd.                                      Ireland
AVE Espana, S.L.                                      Spain
AVE International Sales, Inc.                         Barbados
AVE Italia, S.r.l.                                    Italy
AVE Manufacturing, Inc.                               California
AVE Massachusetts, Inc.                               Delaware
AVE Portugal S.A.                                     Portugal
AVE Sweden                                            Sweden
AVECOR Cardiovascular Limited                         England, Wales
AVECOR Cardiovascular France S.A.R.L.                 France
AVECOR Foreign Sales Corporation                      Barbados
Bakken Research Center, B.V.                          Netherlands
Bard Japan Limited                                    Japan
Cardiotron Medizintechnik G.m.b.H.                    Germany
Colorado S.A.                                         France
DMI Delaware Holdings, Inc.                           Delaware
DMI Tennessee Holdings, Inc.                          Tennessee
Danek Capitol Corporation                             Delaware
Danek International, Inc.                             St. Thomas, Virgin Islands
Danek Korea Co., Ltd.                                 Korea
Danek Medical, Inc.                                   Tennessee
Danek Sales Corporation                               Tennessee
Danskwalk ULC                                         Ireland
Dantec Elettronica Srl                                Italy
Dantec Medical, Inc.                                  California
India Biomedical Investment, Ltd.                     India
India Medtronic Private Limited                       India
Interamerica Medtronic, Inc.                          Illinois
International Medical Corp Interbank Leasing          Colorado
International Finance C.V. (INFIN C.V.)               Netherlands
International Medical Corporation                     Colorado
International Medical Education Corporation           Colorado
Kobayashi Sofamor Danek K.K.                          Japan
MDTRNC Vingmed AB                                     Sweden
Med Rel, Inc.                                         Minnesota
Medical Education K.K.                                Japan

                                                      JURISDICTION OR
                                                      ---------------
NAME OF COMPANY                                       INCORPORATION
---------------                                       -------------
Medical Implant Portugal                              Portugal
Mednext, Inc.                                         Florida
Medtronic (Africa) (Proprietary) Limited              South Africa
Medtronic AneuRx, Inc.                                Minnesota
Medtronic Asia, Ltd.                                  Minnesota
Medtronic Asset Managment, Inc.                       Minnesota
Medtronic Australasia Pty. Limited                    Australia
Medtronic AVE, Inc.                                   Delaware
Medtronic AVECOR Cardiovascular, Inc.                 Minnesota
Medtronic B.V.                                        Netherlands
Medtronic Belgium, S.A.                               Belgium
Medtronic Bio-Medicus, Inc.                           Minnesota
Medtronic do Brasil Ltda.                             Brazil
Medtronic of Canada, Ltd.                             Canada
Medtronic China, Ltd.                                 Minnesota
Medtronic Commercial Ltda.                            Brazil
Medtronic Dominicana C. por A.                        Dominican Republic
Medtronic Export, Inc.                                Delaware
Medtronic Europe, N.V.                                Belgium
Medtronic Europe S.A.                                 Switzerland
Medtronic FSC B.V.                                    Netherlands
Medtronic Finland OY/LTD.                             Finland
Medtronic Foundation (non-profit corporation)         Minnesota
Medtronic France S.A.                                 France
Medtronic Functional Diagnostics A/S                  Denmark
Medtronic Functional Diagnostics, Inc.                New Jersey
Medtronic Functional Diagnostics S.A.                 Belgium
Medtronic Functional Diagnostics Zinetics, Inc.       Utah
Medtronic G.m.b.H.                                    Germany
Medtronic Heart Valves, Inc.                          Minnesota
Medtronic Hellas Medical Device A.E.E.                Greece
Medtronic Iberica, S.A.                               Spain
Medtronic InStent Europe B.V.                         Netherlands
Medtronic InStent (Israel), Ltd.                      Israel
Medtronic International, Ltd.                         Delaware
Medtronic International Technology, Inc.              Minnesota
Medtronic Interventional Vascular, Inc.               Delaware
Medtronic Interventional Vascular, Inc.               Massachussetts
Medtronic Italia S.p.A.                               Italy
Medtronic Japan Co., Ltd.                             Japan
Medtronic Latin America, Inc.                         Minnesota
Medtronic Limited                                     United Kingdom
Medtronic Mediterranean SAL                           Lebanon
Medtronic Mexico S. de. R.L. de C.V.                  Mexico
Medtronic Osterreich Ges.m.b.H.                       Austria
Medtronic Overseas, Inc.                              Delaware
Medtronic PS Medical, Inc.                            California
Medtronic Physio-Control Corp.                        Washington
Medtronic Physio-Control International, Inc.          Washington
Medtronic Physio-Control Manufacturing Corp.          Washington
Medtronic Puerto Rico, Inc.                           Minnesota
Medtronic S. de R.L. de C.V.                          Mexico
Medtronic S.A.I.C.                                    Argentina
Medtronic (S) Pte., Ltd.                              Singapore
Medtronic (Schweiz) A.G.                              Switzerland

                                                      JURISDICTION OR
                                                      ---------------
NAME OF COMPANY                                       INCORPORATION
---------------                                       -------------
Medtronic (Shanghai) Ltd.                             China
Medtronic Sofamor Danek, Inc.                         Indiana
Medtronic Synectics A.B.                              Sweden
Medtronic Synectics Asia, Ltd.                        Hong Kong
Medtronic Treasury International, Inc.                Minnesota
Medtronic Treasury Management, Inc.                   Minnesota
Medtronic USA, Inc.                                   Minnesota
Medtronic de Venezuela S.A.                           Venezuela
Medtronic-Vicare AS                                   Denmark
Medtronic-Vingmed AS                                  Norway
Medtronic World Trade Corporation                     Minnesota
Milu S.A.                                             Luxembourg
Physio-Control Canada Corporation                     Canada
Physio-Control GmbH                                   Germany
Physio-Control Hungaria Kereskedelmi Kft.             Hungary
Physio-Control International Sales Corporation        Barbados
Physio-Control Italia s.r.l.                          Italy
Physio-Control Medizintechnik                         Austria
Physio-Control Netherlands Services BV                Netherlands
Physio-Control Poland Sp. zo.o                        Poland
Physio-Control s.r.o.                                 Czech Republic
Physio-Control UK Limited                             United Kingdom
Proprietary Extrusion Technologies, Inc.              California
QRS Limited                                           United Kingdom
SDGI Holdings, Inc.                                   Delaware
Sofamor Danek Americas & Asia Pacific Corporation     Tennessee
Sofamor Danek Asia Pacific Limited                    Hong Kong
Sofamor Danek Australia Pty. Ltd.                     Australia
Sofamor Danek Benelux, S.A.                           Luxembourg
Sofamor Danek Canada, Inc.                            Canada
Sofamor Danek China Limited                           China
Sofamor Danek GmbH                                    Germany
Sofamor Danek Group, Inc.                             Indiana
Sofamor Danek Holdings, Inc.                          Delaware
Sofamor Danek Iberica S.A.                            Spain
Sofamor Danek Ireland Limited                         Ireland
Sofamor Danek Italia S.r.l.                           Italy
Sofamor Danek L.P.                                    Tennessee
Sofamor Danek Management, Inc.                        Tennessee
Sofamor Danek N.V.                                    Belgium
Sofamor Danek (NZ) Limited                            New Zealand
Sofamor Danek Nederland B.V.                          Netherlands
Sofamor Danek Nevada, Inc.                            Nevada
Sofamor Danek Properties, Inc.                        Delaware
Sofamor Danek (Puerto Rico), Inc.                     Puerto Rico
Sofamor Danek Singapore PTE, Ltd.                     Singapore
Sofamor Danek South Africa (Proprietary) Limited      South Africa
Sofamor Danek (UK) Limited                            United Kingdom
Sofamor S.N.C.                                        France
SOFYC S.A.                                            France
Somepic Technologie, S.A.                             France
Surgical Navigation Technologies, Inc.                Colorado
Synectics (Poland)                                    Poland
Synectics Medical Lda                                 Portugal
Synectics Medical Limited                             United Kingdom

                                                      JURISDICTION OR
                                                      ---------------
NAME OF COMPANY                                       INCORPORATION
---------------                                       -------------
Synectics Medical OY                                  Finland
Telecardiocontrol, C.A.                               Venezuela
Vitafin N.V.                                          Netherlands
Vitatron AG                                           Switzerland
Vitatron Austria GmbH                                 Austria
Vitatron Beheersmaatschappij B.V.                     Netherlands
Vitatron Belgium N.V.                                 Belgium
Vitatron G.m.b.H.                                     Germany
Vitatron Japan Co., Ltd.                              Japan
Vitatron Medical B.V.                                 Netherlands
Vitatron Medical Espana S.A.                          Spain
Vitatron Medical Italia S.r.l.                        Italy
Vitatron N.V.                                         Netherlands
Vitatron Nederland B.V.                               Netherlands
Vitatron S.A.R.L.                                     France
Vitatron Scientific B.V.                              Netherlands
Vitatron South Africa                                 South Africa
Vitatron Sweden A.B.                                  Sweden
Vitatron U.K. Limited                                 United Kingdom
Warsaw Orthopedic, Inc.                               Indiana
World Medical Manufacturing, Inc.                     Florida
X-Trode S.r.l.                                        Italy